PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064




                                     June 28, 2004

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549



Dear Sir/Madam::

                  Re:  Julius Baer Global Equity Fund, Inc.
                       (File Nos. 333-50497 and 811-6017
                       ---------------------------------


                  We understand that the Julius Baer Global Equity Fund, Inc. (the "Fund"), a Maryland corporation, has filed with the Securities and Exchange Commission a Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940.

                  In connection with the registration of shares under its Registration Statement, we have examined the Fund's Articles of Incorporation, it's By-Laws, and the Registration Statement, as amended, or as proposed to be amended, including all exhibits thereto, as well as such other records and documents as we have deemed necessary. Based upon such examination, we are of the opinion that:

                  1. The corporation has been duly organized and is validly existing in good standing under the laws of the state of Maryland; and

                  2. The shares of beneficial interest in the Fund to be offered to the public have been duly authorized for issuance and will be legally issued, fully paid and nonassessable when said shares have been issued and sold in accordance with the terms and in the manner set forth in the Fund's Registration Statement, as amended.

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Securities and Exchange Commission                                             2



                  We hereby consent to the filing of this opinion as an exhibit to Pre-Effective No. 1 to the Registration Statement and to the reference to our name in the documents comprising said Pre-Effective Amendment.

                                Very truly yours,



                                /s/ PAUL,WEISS,RIFKIND,WHARTON & GARRISON LLP
                                ---------------------------------------------
                                Paul, Weiss, Rifkind, Wharton & Garrison LLP